Ex. 99-B.8(ff)

Amendment to Participation Agreement

Among

ING Partners, Inc.

ING Life Insurance and Annuity Company

ING Financial Advisers, LLC

and

ING USA Annuity and Life Insurance Company

This Amendment is dated as of 29th day of April, 2005 by and between ING Partners, Inc. (the “Fund”), ING Life Insurance and Annuity Company (the “Adviser”), ING Financial Advisers, LLC (the “Distributor”) and ING USA Annuity and Life Insurance Company (the “Company”) (collectively, the “Parties”).

WHEREAS, the Parties entered into a Participation Agreement on July 13, 2001 (the “Agreement”) and subsequently amended the Agreement on September 1, 2001, May 1, 2003 and November 1, 2004;

WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

NOW THEREFORE, the parties hereby amend the Agreement in the following form:

1.	By replacing the existing Schedule B with the Amended Schedule B attached hereto.

2.	All of the other provisions contained in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

ING Partners, Inc.		ING Life Insurance and Annuity Company
By:	/s/ Robet S. Naka	By:	/s/ Laurie M. Tillinghast
	Robert S. Naka		Laurie M. Tillinghast
	Senior Vice President		Vice President

ING Financial Advisers, LLC		ING USA Annuity and Life Insurance Company
By:	/s/ Terran R. Titus	By:	/s/ Terrance O. Davis
Name:	Terran R. Titus		Terrence O. Davis

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Title:	Vice President, Advisory Services	Vice President

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AMENDED SCHEDULE B

ING Partners, Inc.

Designated Portfolios

ING American Century Large Company Value Portfolio - Initial, Adviser and Service Class
ING American Century Select Portfolio - Initial, Adviser and Service Class
ING American Century Small Cap Value Portfolio - Initial, Adviser and Service Class
ING Baron Small Cap Growth Portfolio - Initial, Adviser and Service Class
ING Fidelity® VIP Contrafund® Portfolio - Initial, Adviser and Service Class
ING Fidelity® VIP Equity-Income Portfolio - Initial, Adviser and Service Class
ING Fidelity® VIP Growth Portfolio - Initial, Adviser and Service Class
ING Fidelity® VIP Mid Cap Portfolio - Initial, Adviser and Service Class
ING Fundamental Research Portfolio - Initial, Adviser and Service Class
ING Goldman Sachs® Capital Growth Portfolio - Initial, Adviser and Service Class
ING Goldman Sachs® Core Equity Portfolio - Initial, Adviser and Service Class
ING JPMorgan Fleming International Portfolio - Initial, Adviser and Service Class
ING JPMorgan Mid Cap Value Portfolio - Initial, Adviser and Service Class
ING MFS Capital Opportunities Portfolio - Initial, Adviser and Service Class
ING OpCap Balanced Value Portfolio - Initial, Adviser and Service Class
ING Oppenheimer Global Portfolio - Initial, Adviser and Service Class
ING Oppenheimer Strategic Income Portfolio - Initial, Adviser and Service Class
ING PIMCO Total Return Portfolio - Initial, Adviser and Service Class
ING Salomon Brothers Aggressive Growth Portfolio - Initial, Adviser and Service Class
ING Salomon Brothers Fundamental Value Portfolio - Initial, Adviser and Service Class
ING Salomon Brothers Large Cap Growth Portfolio - Initial, Adviser and Service Class
ING Solution 2015 Portfolio - Initial, Adviser and Service Class
ING Solution 2025 Portfolio - Initial, Adviser and Service Class
ING Solution 2035 Portfolio - Initial, Adviser and Service Class
ING Solution 2045 Portfolio - Initial, Adviser and Service Class
ING Solution Income Portfolio - Initial, Adviser and Service Class
ING T. Rowe Price Diversified Mid Cap Growth Portfolio - Initial, Adviser and Service Class
ING T. Rowe Price Growth Equity Portfolio - Initial, Adviser and Service Class
ING UBS U.S. Large Cap Equity Portfolio - Initial, Adviser and Service Class
ING Van Kampen Comstock Portfolio - Initial, Adviser and Service Class
ING Van Kampen Equity and Income Portfolio - Initial, Adviser and Service Class

______________

*Goldman Sachs® is a registered service mark of Goldman, Sachs & Co., and it is used by agreement with Goldman, Sachs & Co.

** Fidelity® and Contrafund® are registered trademarks of FMR Corp.

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